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[LOGO] GOODWIN | PROCTER           Goodwin Procter LLP        T: 617.570.1000
                                   Counsellors at Law         F: 617.523.1231
                                   Exchange Place             goodwinprocter.com
                                   Boston, MA 02109

February 22, 2008

ING Series Fund, Inc.
7337 E. Doubletree Ranch Road
Scottsdale, Arizona 85258

Re:  ING Series Fund, Inc.
     Post-Effective Amendment No. 104 to Registration Statement on Form N-1A File Nos. 33-41694; 811-06352

Ladies and Gentlemen:

Reference is hereby made to the Post-Effective Amendment No. 104 to the Registration Statement on Form N-1A of ING Series Fund, Inc. (the "Registrant"), being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Registration Statement"), together with the exhibits indicated as being filed therewith.

We hereby consent to the references to our firm as legal counsel for the Registrant in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,


/s/ Goodwin Procter LLP
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GOODWIN PROCTER LLP

LIBC/3223178.1